Exhibit 10.1

MASTERCARD INCORPORATED LONG TERM INCENTIVE PLAN

NON-COMPETITION AND NON-SOLICITATION AGREEMENT

1. Non-Competition. In consideration of the Company’s exercise of its discretion to designate me as eligible to participate in the MasterCard Incorporated 2006 Long Term Incentive Plan (“LTIP”), as such plan, from time to time, may be amended or terminated, for awards under the LTIP made on or after March 1, 2007 (“Awards”), I hereby agree that for a period of one year following the termination of my employment for any reason, I will not directly or indirectly for myself or any third party, engage, participate or invest in, own or become employed by or render (whether or not for compensation) any consulting, advisory or other services to or for the benefit of any business or activity that is directly or indirectly in competition with any business or activity engaged in by the Company or an Affiliated Employer, as such terms are defined in the LTIP, or to my knowledge is being contemplated by the Company or an Affiliated Employer, without regard to geographic limitation. This prohibition includes, but is not limited to my becoming employed by, or directly or indirectly performing services for the following, including their subsidiaries, affiliates, and successors: (i) VISA USA, VISA International, American Express, JCB, Discover, Diners Club, or Carte Blanche; (ii) any payment card business or processor; (iii) any company or other entity that holds a seat on the Board of Directors of VISA USA or VISA International; or (iv) any company or other entity that is a party to a brand dedication agreement (the term of which is two years or more) with VISA USA, VISA International or American Express and whose VISA or American Express branded volume, as of the date of the termination of my employment, is equal to or greater than 66% of the total volume generated by cards issued by such company. Notwithstanding the foregoing, it shall not be a violation of this Agreement for me to have beneficial ownership of less than 1% of the outstanding amount of any class of securities of any enterprise (but without otherwise participating in the activities of such enterprise) if such securities are listed on a national securities exchange or quoted on an inter-dealer quotation system. I further agree that, if I am otherwise eligible to “retire,” as such term is defined in the MasterCard Accumulation Plan, regardless of whether I am a participant in such plan at the time of my termination of employment, I will not engage in any competitive activity as described in this paragraph for the total cumulative period beginning with the date of the termination of my employment and ending on the latest date on which an unvested Award previously granted to me under the LTIP shall vest (the “Cumulative Awards Vesting Period”).

2. Non-Solicitation. During the term of my employment and for a period of one year following the termination of my employment for any reason, or if I am otherwise eligible to “retire,” as such term is defined in the MasterCard Accumulation Plan, regardless of whether I am a participant in such plan at the time of my termination of employment, for the Cumulative Awards Vesting Period, as applicable, I will not, nor will I assist any other person to, directly or indirectly, (a) solicit, induce, recruit or encourage any other employee, agent, consultant or representative to leave the service of the Company or an Affiliated Employer for any reason, or (b) induce any customer, supplier or other person with whom the Company or an Affiliated Employer is engaged in business, or to my knowledge, is planning or proposing to engage in business, to terminate any commercial relationship with the Company or an Affiliated Employer or cease to accept or issue their products.

3. Enforcement to the Maximum Extent Permitted by Law. I acknowledge and agree that the service I provide to the Company or an Affiliated Employer, as applicable, is a significant factor in the creation of valuable, special and unique assets which provide the Company or an Affiliated Employer, as applicable, with a competitive advantage. I further acknowledge and agree that the non-competition and non-solicitation period set forth in this agreement is intended to limit competition and solicitation by me to the maximum extent permitted by law. If it shall be finally determined by any court of competent jurisdiction ruling on this agreement that the scope or duration of any limitation contained in this agreement is too extensive to be legally enforceable, then I hereby agree that the provisions hereof shall be construed to be confined to such scope or duration (not greater than that provided for herein) as shall be legally enforceable, and I hereby consent to the enforcement of such limitation as so modified.

4. Irreparable Harm. I acknowledge and agree that any violation by me of the provisions of this agreement would cause serious and irreparable damage to the Company or an Affiliated Employer. I further acknowledge and agree that it might not be possible to measure such damage in money. Accordingly, I agree that, in the event of a breach or threatened breach by me of the provisions of this agreement, the Company or an Affiliated Employer may seek, in addition to any other rights or remedies, including money damages, an injunction or restraining order, without the need to post any bond or other security, prohibiting me from doing or continuing to do any acts constituting such breach or threatened breach.

5. Forfeiture of Right to Exercise Vested Options. I acknowledge and agree that if I terminate employment holding vested option Awards, and I violate any provision of this agreement, in addition to any other remedy available to the Company or an Affiliated Employer, my right to exercise those vested option Awards, shall terminate immediately upon violation of this agreement.

6. Forfeiture of Unvested Awards. I acknowledge and agree that if I am otherwise eligible to “retire,” as such term is defined in the MasterCard Accumulation Plan, regardless of whether I am a participant in such plan at the time of my termination of employment and I violate any provision of this agreement, in addition to any other remedy available to the Company or an Affiliated Employer, including that in paragraph 5 above, I shall forfeit any unvested Awards previously granted to me under the LTIP which, in the absence of such violation, would have continued to vest as a result of my retirement eligible status.

7. Loss of Other Benefits Under the LTIP. I acknowledge and agree, that if I violate any provision of this agreement, in addition to any other remedy available to the Company or an Affiliated Employer, including that in paragraphs 5 and 6 above, I shall lose such other benefits under the LTIP that the agreement documenting an Award under the LTIP specifies shall be lost on violation of the agreement.

8. Required Certifications. I acknowledge and agree that I will be required to execute Certifications of Non-Competition and Non-Solicitation, at such times as required by the Company, in the form attached, as a condition of: (i) my right to exercise any vested option Awards I may hold at the completion of the one-year period; (ii) my vesting in any unvested Awards previously granted to me under the LTIP which otherwise would continue to vest as a result of my retirement eligible status; and/or (iii) the receipt of any other benefit under the LTIP that the agreement documenting an Award under the LTIP specifies will be lost in the event of a violation of this agreement.

9. Discretionary Nature of LTIP. I acknowledge and agree that my eligibility to participate in the LTIP and my receipt of an Award under the LTIP in the year this agreement is signed or in any subsequent year, does not guarantee my future participation in the LTIP or my receipt of any future Awards under the LTIP.

Accepted and Agreed:

Employee Signature

Print Name

Date Signed

MasterCard International

2000 Purchase Street

Purchase, NY 10577-2509

Attn: Compensation Department

Certification of Non-Competition and Non-Solicitation

1. I certify that during the one-year period following the termination of my employment, or if I am otherwise eligible to “retire” as such term is defined in the MasterCard Accumulation Plan, regardless of whether I am a participant in such plan at the time of my termination of employment, during the LTIP Award vesting period that is currently ending, as applicable, I have not directly or indirectly for myself or any third party, engaged, participated or invested in, owned or become employed by or rendered (whether or not for compensation) any consulting, advisory or other services to or for the benefit of any business or activity that was directly or indirectly in competition with any business or activity engaged in by the Company or an Affiliated Employer, as such terms are defined in the LTIP, or to my knowledge was being contemplated by the Company or an Affiliated Employer, without regard to geographic limitation, including but not limited to employment by, or direct or indirect performance of services for the following, including their subsidiaries, affiliates, and successors: (i) VISA USA, VISA International, American Express, JCB, Discover, Diners Club, or Carte Blanche; (ii) any payment card business or processor; (iii) any company or other entity that held, during such period, a seat on the Board of Directors of VISA USA or VISA International; or (iv) any company or other entity that was a party to a brand dedication agreement (the term of which was two years or more) with VISA USA, VISA International or American Express and whose VISA or American Express Branded Volume, as of the date of the termination of my employment, was equal to or greater than 66% of the total volume generated by cards issued by such company.

2. Further, I certify that during the term of my employment and for a period of one year following the termination of my employment, or if I am otherwise eligible to “retire” as such term is defined in the MasterCard Accumulation Plan, regardless of whether I am a participant in such plan at the time of my termination of employment, during the LTIP Award vesting period that is currently ending, as applicable, I did not, nor did I assist any other person to, directly or indirectly, (a) solicit, induce, recruit or encourage any other employee, agent, consultant or representative to leave the service of the Company or an Affiliated Employer for any reason, or (b) induce any customer, supplier or other person with whom the Company or an Affiliated Employer was engaged in business, or to my knowledge, was planning or proposing to engage in business, to terminate any commercial relationship with the Company or an Affiliated Employer or cease to accept or issue their products.

(Signed)	(Date)

(Print Name)

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